As filed with the Securities and Exchange Commission on January 9, 2004.

Registration No. 333-74514

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CYTYC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3826	02-0407755
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

85 Swanson Road

Boxborough, MA 01719

(978) 263-8000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Patrick J. Sullivan

President and Chief Executive Officer

Cytyc Corporation

85 Swanson Road

Boxborough, MA 01719

(978) 263-8000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Joseph G. Connolly, Jr., Esq.

Joseph E. Gilligan, Esq.

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

A Registration Statement on Form S-3 (Registration No. 333-74514) (the “Registration Statement”) was originally filed with the Securities and Exchange Commission on December 4, 2001 by the Registrant pursuant to the terms of a Registration Rights Agreement, a form of which was filed as Exhibit 99.1 thereto (the “Registration Rights Agreement”). The Registration Statement registered the resale by selling stockholders of 4,923,718 shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”). As of the date hereof, the Registrant believes that a portion of the shares covered by the Registration Statement has not been sold by the selling stockholders. The Registrant had an obligation pursuant to the Registration Rights Agreement to maintain the effectiveness of the Registration Statement only until December 1, 2003 and desires that the Registration Statement no longer be considered effective with respect to any unsold Common Stock as of the date this Post-Effective Amendment No. 1 to the Registration Statement (this “Post-Effective Amendment”) is declared effective. Accordingly, pursuant to its undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment to deregister all unsold shares of Common Stock previously registered for resale under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1993, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boxborough, Commonwealth of Massachusetts, on January 9, 2004.

CYTYC CORPORATION

By:	/s/ PATRICK J. SULLIVAN
Patrick J. Sullivan President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

The undersigned officers and directors of Cytyc Corporation, hereby constitute and appoint Patrick J. Sullivan and Leslie Teso-Lichtman, and each of them singly, our true and lawful attorneys-in-fact, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Post-Effective Amendment to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Cytyc Corporation, to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Post-Effective Amendment to the Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed on January 9, 2004 by the following persons in the capacities indicated.

Signature	Title
/s/ Patrick J. Sullivan Patrick J. Sullivan	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Leslie Teso-Lichtman Leslie Teso-Lichtman	Vice President, Controller, Acting Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Walter E. Boomer Walter E. Boomer	Director

/s/ Sally W. Crawford Sally W. Crawford	Director

/s/ Brock Hattox Brock Hattox	Director

/s/ Daniel J. Levangie Daniel J. Levangie	Director

Signature	Title
/s/ Joseph B. Martin, M.D., Ph.D. Joseph B. Martin, M.D., Ph.D.	Director

/s/ William McDaniel William McDaniel	Vice Chairman of the Board

/s/ Marla Persky Marla Persky	Director

/s/ Wayne Wilson Wayne Wilson	Director

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